UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

American Greetings Corporation

(Exact name of registrant as specified in its charter)

Ohio	001-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road

Cleveland, Ohio 44144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On March 29, 2013, American Greetings Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Century Intermediate Holding Company, a Delaware corporation (“Parent”), which upon the closing of the Merger (as defined below) will be indirectly owned by members of the Weiss family, including the Company’s Chairman, Morry Weiss; Director and Chief Executive Officer, Zev Weiss; and Director and President and Chief Operating Officer, Jeffrey Weiss; and related persons and trusts (the “Family Shareholders”), and Century Merger Company, an Ohio corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Family Shareholders have voting power with respect to, in the aggregate, 3,130 Class A common shares and 2,481,901 Class B common shares, representing approximately 43% of the Company’s total outstanding voting power as of March 27, 2013.

At the effective time of the Merger, each issued and outstanding share of the Company (other than shares owned by the Company, Parent (which will include at the effective time all shares currently held by the Family Shareholders), Merger Sub and holders who have properly exercised dissenters’ rights under Ohio law) will be converted into the right to receive $18.20 per share, in cash, without interest and subject to any withholding taxes (the “Merger Consideration”), and Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

The board of directors of the Company (other than directors who are Family Shareholders, who recused themselves from the vote of the board), acting upon the unanimous recommendation of a special committee consisting of disinterested and independent directors (the “Special Committee”), unanimously (i) determined that the Merger Agreement and the Merger were fair to and in the best interests of the Company and its shareholders (other than the Family Shareholders), (ii) approved the Merger Agreement and the Merger, and (iii) resolved to recommend that the Company’s shareholders vote for the adoption of the Merger Agreement. The Special Committee’s recommendation was based in part on a fairness opinion issued to it by its financial advisor, Peter J. Solomon Company, L.P.

Shareholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special shareholders meeting that will be held on a date to be announced. Under Ohio law and the Company’s Articles of Incorporation, shares representing at least two-thirds of the Company’s outstanding voting power must be voted for the adoption of the Merger Agreement (the “Company Shareholder Approval”). For purposes of the Company Shareholder Approval, holders of Class A common shares and Class B common shares will vote together as a single class, with each Class A common share entitled to one vote and each Class B common share entitled to ten votes. In addition, the closing of the Merger is subject to a condition that the Merger Agreement be adopted by the affirmative vote of the holders of at least a majority of all outstanding common shares not held by the Family Shareholders or by any director or executive officer of the Company or any of its subsidiaries (the “Majority of the Minority Shareholder Approval”). For purposes of the Majority of the Minority Shareholder Approval only, Class B common shares will be entitled to one vote per share.

Each party’s obligation to consummate the Merger is also subject to certain other conditions, including (i) the absence of any legal restraint with respect to the transactions contemplated by the Merger Agreement, (ii) the expiration or earlier termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain qualifiers, as applicable) and (iv) the other party’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement. Parent’s obligation to close is also conditioned on having received the financing contemplated by the commitments described below and there not having occurred a Company Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company.

The Company has made customary representations and warranties and covenants in the Merger Agreement.

The Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, prior to the Company Shareholder Approval and the Majority of the Minority Shareholder Approval, the “no-shop” provision is subject to a customary “fiduciary-out” provision that allows the Company, under certain circumstances and in compliance with certain procedures, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an alternative acquisition proposal that the board of directors determines (acting through the Special Committee) is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement). The Special Committee may exercise a termination right in order to accept a Superior Proposal, subject to match rights for Parent and certain other conditions. In addition, prior to the Company Shareholder Approval and the Majority of the Minority Shareholder Approval, the board may change its recommendation with respect to the Merger in response to an Intervening Event (as defined in the Merger Agreement) if the Special Committee determines in good faith, after consultation with counsel, that the failure to do so would be inconsistent with the Board’s fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that upon the termination of the Agreement under certain circumstances, the Company will be required to reimburse Parent for transaction expenses up to a maximum of $7.3 million. Subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by September 30, 2013.

Guaranty and Voting Agreement

In connection with the execution of the Merger Agreement, the Family Shareholders and the Company have entered into a Guaranty and Voting Agreement, dated as of the date of the Merger Agreement (the “Guaranty and Voting Agreement”). On the terms and conditions set forth in the Guaranty and Voting Agreement, (i) Messrs. Morry, Zev and Jeffrey Weiss have, jointly and severally, guaranteed to the Company the obligations of Parent and Merger Sub under the Merger Agreement, subject to a maximum aggregate liability of $7.3 million and (ii) the Family Shareholders have agreed to vote all of the common shares over which they have voting power (representing in the aggregate 43% of the Company’s total outstanding voting power as of March 27,2013) for the adoption of the Merger Agreement, unless the Company’s board of directors has changed its recommendation with respect thereto.

Rollover and Contribution Agreement

In connection with the execution of the Merger Agreement, the Family Shareholders (other than the Irving I. Stone Foundation) entered into a Rollover and Contribution Agreement, dated as of the date of the Merger Agreement, with Three-Twenty-Three Family Holdings, LLC (“Family LLC”) and Parent (the “Rollover Agreement”). Pursuant to the Rollover Agreement, the Family Shareholders (other than the Irving I. Stone Foundation) will, immediately prior to the effective time of the Merger, contribute all of their Company common shares (the “Rolled Shares”) to Family LLC in exchange for all of the equity interests in Family LLC. Family LLC will, in turn, contribute the Rolled Shares to Parent in exchange for all of the common equity interests in Parent. Pursuant to the Merger Agreement, the Rolled Shares will be cancelled immediately prior to the effective time of the Merger. The Company is not a party to the Rollover Agreement.

The foregoing descriptions of the Merger Agreement, the Guaranty and Voting Agreement and the Rollover and Contribution Agreement are qualified in their entirety by the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Financing Commitments

The transaction will be financed through a combination of the contributions of the American Greetings shares owned by the Weiss Family, cash funded by a $240.0 million non-voting preferred stock investment committed by Koch AG Investment, LLC, a subsidiary of Koch Industries Inc., $600.0 million in committed debt financing, consisting of a $400 million term loan and a $200 million revolving credit facility, and cash on hand. The senior lender group consists of Bank of America, N.A., Deutsche Bank AG New York Branch, KeyBank National Association, Macquarie Capital USA, Inc. and PNC Bank National Association (listed alphabetically). The Company is not a party to these commitments.

The foregoing description of the Merger Agreement attached hereto as Exhibit 2.1 and the other exhibits to this Current Report on Form 8-K furnished herewith are intended to provide information regarding the terms of the Merger Agreement, and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Moreover, the descriptions of the Merger Agreement and the other agreements described above do not purport to describe all of the terms of such agreements.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 28, 2013, the board of directors of the Company approved an amendment to Article 1, Section 1 of the Amended and Restated Regulations of the Company. The amendment, effective as of March 28, 2013, permits the board of directors to designate any date as the date of the annual meeting of shareholders to be held in any fiscal year. Previously, the date of the annual meeting of shareholders could occur only in June of each year.

ITEM 8.01	OTHER EVENTS

On April 1, 2013, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 29, 2013, among Century Intermediate Holding Company, Century Merger Company, and American Greetings Corporation*

3.3	Amendment to the Amended and Restated Regulations of the Company, dated as of March 28, 2013.

10.1	Guaranty and Voting Agreement, dated as of March 29, 2013, by and among the Family Shareholders (as defined therein) and American Greetings Corporation

10.2	Rollover and Contribution Agreement, dated as of March 29, 2013, among Three-Twenty-Three Family Holdings, LLC, Century Intermediate Holding Company and the Family Shareholders (as defined therein)

99.1	Press Release, dated April 1, 2013

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.

Forward Looking Statement Disclosure

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy other closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s 2012 Annual Report on Form 10-K and later Quarterly Reports on Form 10-Q. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of the Company’s Web site at http://investors.americangreetings.com or by directing a request to the Company’s Corporate Secretary at our World Headquarters address at One American Road, Cleveland, Ohio 44144-2398, or via email to investor.relations@amgreetings.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about certain of the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended February 29, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation

Date: April 1, 2013
/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 29, 2013, among Century Intermediate Holding Company, Century Merger Company, and American Greetings Corporation*

3.3	Amendment to the Amended and Restated Regulations of the Company, dated as of March 28, 2013.

10.1	Guaranty and Voting Agreement, dated as of March 29, 2013, by and among the Family Shareholders (as defined therein) and American Greetings Corporation

10.2	Rollover and Contribution Agreement, dated as of March 29, 2013, among Three-Twenty-Three Family Holdings, LLC, Century Intermediate Holding Company and the Family Shareholders (as defined therein)

99.1	Press Release, dated April 1, 2013

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.